Exhibit 10.3

FORM OF LARGE STOCKHOLDER LOCK-UP AGREEMENT

THIS LARGE STOCKHOLDER LOCK-UP AGREEMENT (this “Agreement”) is dated as of ___________, 2023, by and between ___________ (the “Holder”) and Nauticus Robotics, Inc., a Delaware corporation (“Nauticus”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement (as defined below).

BACKGROUND

A. Nauticus, 3D Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and 3D at Depth, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger dated as of ___________, 2023 (the “Merger Agreement”).

B. Pursuant to the Merger Agreement, Nauticus will become the 100% stockholder of the Company (the “Transaction”).

C. The Holder is the record and/or beneficial owner of equity securities of the Company, which will be exchanged for common stock of Nauticus pursuant to the Merger Agreement.

D. As a condition of, and as a material inducement for the Company to enter into and consummate the transactions contemplated by the Merger Agreement, the Holder has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-Up.

(a) During the Lock-up Period (as defined below), the Holder irrevocably agrees that it, he or she will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any security of Nauticus.

(b) In furtherance of the foregoing, Nauticus will (i) place an irrevocable stop order on all Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify Nauticus’ transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct Nauticus’ transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d) For purpose of this Agreement, the “Lock-up Period” means the period that ends 180 days after the closing date of the Transaction; provided, that, in the event Nauticus completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Nauticus’ stockholders having the right to exchange their shares for common stock, cash, securities or other property, then the Lock-Up Shares shall be released from the restrictions set forth herein to the extent necessary to allow such Holder to participate in such transaction.

The restrictions set forth herein shall not apply to: (1) transfers or distributions to the Holder’s current or former general or limited partners, managers or members, stockholders, other equity holders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended) or to the estates of any of the foregoing; (2) transfers by bona fide gift to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family for estate planning purposes; (3) by virtue of the laws of descent and distribution upon death of the Holder; (4) pursuant to a qualified domestic relations order, in each case where such transferee agrees to be bound by the terms of this Agreement; or (5) transfers or distributions of, or other transactions involving, securities other than the Lock-up Shares (including, without limitation, securities acquired in the Transaction Financing or in open market transactions); provided, no transfer hereunder shall be valid or effective unless such transferee agrees in writing to be bound by the terms of this Agreement as if she were an original party hereto.

In addition, the restrictions set forth herein shall not apply to any bona fide third-party tender offer, merger, consolidation, business combination, stock purchase or other similar transaction or series of related transactions after the Closing Date, if such transaction or transactions would result in a Change of Control; provided that in the event that such tender offer, merger, consolidation, business combination, stock purchase or transaction or series of related transactions is not completed, the Lock-up Shares shall remain subject to the restrictions set forth herein. A “Change of Control” means (whether by tender offer, merger, consolidation, asset sale or other similar transaction, whether in one or a series of related transactions): (a) the sale of all or substantially all of the consolidated assets of Nauticus and Nauticus subsidiaries to a third-party Nauticus; (b) a sale resulting in no less than a majority of the voting power of Nauticus being held by person that did not own a majority of the voting power prior to such sale; or (c) a merger, consolidation, recapitalization or reorganization of Nauticus with or into a third-party Nauticus that results in the inability of the pre-transaction equity holders to designate or elect a majority of the Board of Directors (or its equivalent) of the resulting entity or its parent company. In the event that all or a portion of the securities subject to any other lock-up agreement entered into, or otherwise applicable, in connection with the Transaction are released early from the restrictions of such other such other lock-up agreement (whether by release, waiver, amendment, modification, termination or otherwise), the Lock-up Shares subject to this Agreement shall be released on a pro rata basis.

2. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. Nauticus represents and warrants that each stockholder of the Company holding at least two percent (2%) of the outstanding shares of capital stock (including options) of the Company has entered into a lock-up agreement or other form of agreement on substantially the same terms as the terms provided for in this Agreement; provided, however, Carl Embry, Neil Manning and Euan Tait, have each entered into a lock-up agreement which provides, with respect to ten percent (10%) of his lock-up shares, the lock-up period will end on the earlier of (i) the effective date of a registration statement on which such lock-up shares are included or (ii) the period that ends 90 days after the closing date of the Transaction; provided, further, Adam Lowry will enter into a Small Stockholder Lock-Up Agreement (as defined in the Merger Agreement) upon the Transaction closing unless such requirement is waived by the Chief Legal Officer of Nauticus at the closing.

3. Beneficial Ownership. For purposes of this Agreement, the shares of Nauticus received by the Holder as merger consideration in the Transaction and beneficially owned by the Holder as specified on the signature page hereto, as updated in connection with the Transaction closing are collectively referred to as the “Lock-up Shares.”

4. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5. Notices. Any notices required or permitted to be sent hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00 PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by email, on the date that transmission is confirmed electronically, if by 4:00 PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a)	If to Nauticus, to:

Nauticus Robotics, Inc.

17146 Feathercraft Lane, Suite 450

Webster, TX 77598

Attention: Legal Department

Email: legal@nautic.us

with a copy to (which shall not constitute notice):

Winston & Strawn LLP

800 Capitol Street, Suite 2400

Houston, TX 77002

Attention: Michael Blankenship

Email: mblankenship@winston.com

(b)	If to the Holder, to the address set forth on the Holder’s signature page hereto, with a copy, which shall not constitute notice, to:

[●]

Attention: [●]
E-mail: [●]

or to such other address as any party may have furnished to the others in writing in accordance herewith.

6. Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

7. Closing. Notwithstanding anything to the contrary contained herein, this Agreement and all rights and obligations of the parties hereunder shall be of no force or effect until and unless the Closing occurs pursuant to the Merger Agreement.

8. Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

9. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by Nauticus and its successors and assigns.

10. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

11. Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

12. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14. Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of Delaware.

15. Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Merger Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Nauticus Robotics, Inc.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER

[●]

By:
Name:

Address:

[●]

NUMBER OF Lock-up Shares:

_________________________________[1]

[1]	To be filled in at Closing with the number of shares of Nauticus common stock received by the Holder as merger consideration.